UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2022, Creative Medical Technology Holdings, Inc. (the “Company”) completed the sale of (i) 2,991,669 shares of the Company’s common stock (the “Common Stock”), and pre-funded warrants to purchase 4,563,887 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) accompanying warrants to purchase 15,111,112 shares of Common Stock (the “Common Warrants”), at a combined offering price of $2.25 per share of Common Stock/Pre-Funded Warrant and related Common Warrant, to a group of institutional investors (the “Purchasers”), pursuant to a Securities Purchase Agreement between the Company and the Purchasers dated as of April 29, 2022 (the “Purchase Agreement”), resulting in gross proceeds to the Company of approximately $17,000,000. The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

The Common Warrants have a five-year term, and an exercise price of $2.00 per share. The Pre-Funded Warrants do not expire, and have an exercise price of $0.0001 per share.

Roth Capital Partners (“Roth”), acted as sole placement agent for the offering. The Company paid Roth a placement agent fee in the amount $1,360,000, and issued Roth a warrant to purchase 1,133,333 shares of Common Stock with the same terms as the Common Warrants issued to the Purchasers.

Pursuant to the Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission to register the resale of the shares of Common Stock issued in the offering and the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants. In addition, the Company’s directors and officers entered into Lock-Up Agreements under which they have agreed not to sell any of their securities of the Company until 90 days following after the earliest of (i) the effective date of the Registration Statement, and (ii) the date all of the securities issued in the offering have been sold under Rule 144, or may be sold under Rule 144 without the Company being in compliance with the current public information requirement under such rule, and without any volume limitation.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and the Common Warrants, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1

Form of Pre-Funded Common Stock Purchase Warrant issued under Securities Purchase Agreement dated as of April 29, 2022 between Creative Medical Technology Holdings, Inc. and the purchasers named therein

Exhibit 4.2	Form of Common Stock Purchase Warrant issued under Securities Purchase Agreement dated as of April 29, 2022 between Creative Medical Technology Holdings, Inc. and the purchasers named therein

Exhibit 10.1	Securities Purchase Agreement dated as of April 29, 2022 between Creative Medical Technology Holdings, Inc. and the purchasers named therein

Exhibit 10.2	Registration Rights Agreement dated as of April 29, 2022 between Creative Medical Technology Holdings, Inc. and the purchasers named therein

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: May 3, 2022	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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